NATION ENERGY INC.
 (the "Company")
11th Floor, 609 West Hastings Street
Vancouver, BC V6B 4W4
Telephone: (800) 400-3969
Facsimile: (604) 688-4712

OTCBB Symbol: NEGY

December 4, 2001

NEWS RELEASE

The Company announces that it has arranged a private placement with a single investor of 5,000,000 shares at US$0.20 per share for total proceeds of US$1,000,000. Proceeds of the private placement will be used for general working capital and to pursue the Company's oil and gas exploration program in Alberta.

For more information contact:

Donald A. Sharpe
(800) 400-3969
Nation Energy, Inc.
Suite 1100 - 609 West Hastings Street
Vancouver, BC CANADA V6B 4W4

To the extent any statements contained in this release deal with prospects or other information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside the Company's control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The risk factors are described in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on forward-looking statements.